Exhibit 99.2

M A C K - C A L I   R E A L T Y   C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Mack-Cali Realty Corporation

Reports Fourth Quarter and Full Year 2019 Results

Jersey City, New Jersey – February 26, 2020 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the fourth quarter and full year 2019.

FOURTH QUARTER 2019 HIGHLIGHTS

-	Reported net income (loss) of $(0.64) per diluted share for the quarter and net income of $0.95 per diluted share for the year ended December 31, 2019;

-	Achieved Core Funds from Operations per diluted share of $0.44 for the fourth quarter and $1.62 for full year 2019;

-	Roseland's 6,524-unit multifamily stabilized portfolio was 95.0% leased at December 31, 2019, with an average rent of $2,938 per unit;

-	Roseland's same-store portfolio, consisting of 4,287 units, experienced a 5.4% increase in NOI over fourth quarter 2018. Over the same period, revenues grew 0.6%, and expenses decreased by 6.9%;

-	In October, Roseland completed the sale of Alterra and The Chase at Overlook Ridge for $411.5 million, completing the 1031 Exchange into Liberty Towers in Jersey City, NJ;

-	Leased 169,333 sq. ft. of commercial space: 27,746 sq. ft. on the Waterfront, 141,587 sq. ft. class A suburban and suburban; growing Core portfolio office rental rates by 6.5% on a cash basis and 19.9% on a GAAP basis;

-	Core office portfolio was 80.7% leased, with the class A suburban portfolio at 89.7%, Suburban at 79.0% and Waterfront at 77.8% leased at December 31, 2019;

-	The Company’s office same-store portfolio, consisting of 10,130,064 sq. ft., experienced a 3.5% increase in Cash NOI and a 6.0% increase in GAAP NOI over the fourth quarter 2018; and

-	Declared $0.20 per share quarterly common stock dividend.

Michael J. DeMarco, Chief Executive Officer stated, “In 2019, we achieved a number of important milestones, including the completion of over $2.1 billion of transactions and the launch of our final non-core disposition initiative.  Waterfront office leasing, while slower than prior years, is beginning to show some improvement; and our residential properties continue to perform ahead of our expectations.  Leasing and balance sheet management are top priorities in 2020 as we continue to work to maximize value for our shareholders.”

FINANCIAL HIGHLIGHTS

* All per share amounts presented below are on a diluted basis.

Net income (loss) available to common shareholders for the quarter ended December 31, 2019 amounted to $(54.7) million, or $(0.64) per share, as compared to $43.8 million, or $0.45 per share, for the quarter ended December 31, 2018.  For the year ended December 31, 2019, net income available to common shareholders equaled $111.9 million, or $0.95 per share, as compared to $84.1 million, or $0.80 per share, for the same period last year.

Funds from operations (FFO) for the quarter ended December 31, 2019 amounted to $12.2 million, or $0.12 per share, as compared to $49.0 million, or $0.49 per share, for the quarter ended December 31, 2018.  For the year ended December 31, 2019, FFO equaled $116.1 million, or $1.15 per share, as compared to $170.4 million, or $1.69 per share, for the same period last year.

For the fourth quarter 2019, Core FFO was $44.1 million, or $0.44 per share, as compared to $45.3 million, or $0.45 per share for the same period last year.  For the year ended December 31, 2019, Core FFO equaled $163.1 million, or $1.62 per share, as compared to $184.5 million, or $1.83 per share, for the same period last year.

OPERATING HIGHLIGHTS

Office

The Company's consolidated Core office properties were 80.7 percent leased at December 31, 2019, as compared to 80.8 percent leased at September 30, 2019 and 83.2 percent leased at December 31, 2018.

Fourth quarter 2019 same-store GAAP revenues for the office portfolio increased by 2.5 percent while same-store GAAP NOI increased by 6.0 percent from the same period in 2018. Fourth quarter 2019 same store cash revenues for the office portfolio increased by 0.9 percent while same store cash NOI grew by 3.5 percent from 2018.  Same store cash revenues and same store cash NOI exclude straight-line rent and FAS 141 adjustments.

For the quarter ended December 31, 2019, the Company executed 21 leases at its consolidated in-service commercial portfolio, totaling 169,333 square feet. Of these totals, 10 leases for 51,579 square feet (30.5 percent) were for new leases and 11 leases for 117,754 square feet (69.5 percent) were lease renewals and other tenant retention transactions.

Rental rate roll-up for the Core portfolio for fourth quarter 2019 transactions was 6.5 percent on a cash basis and 19.9 percent on a GAAP basis.  Rental rate roll-up in the fourth quarter 2019 for new transactions was 5.8 percent on a cash basis and 10.9 percent on a GAAP basis; and for renewals and other tenant retention transactions was 6.7 percent on a cash basis and 23.0 percent on a GAAP basis.

Multifamily

Roseland's stabilized operating portfolio was 95.0 percent leased at December 31, 2019, as compared to 96.7 percent at September 30, 2019. Same-store revenues, inclusive of the negative impacts from the Company's active renovation program at Marbella and Monaco, increased by 0.6 percent resulting in same-store net operating income growth of 5.4 percent for the fourth quarter 2019.

TRANSACTION ACTIVITY

For the fourth quarter 2019, the Company completed a number of sales and financings, including the following:

•   In October, the Company completed the sale of its 1,386-unit residential community in Malden and Revere, MA for $411.5 million, thereby closing out the 1031 Exchange with the Liberty Towers in Jersey City, NJ  acquisition;

•   In October, the Company secured a $74 million bridge loan on the Marriott Hotels at Port Imperial in Weehawken, NJ with an additional $20 million of proceeds availability;

•   In October, the Company sold 3600 Route 66, a 180,000-square-foot fully leased office building in Neptune, NJ for $26.05 million ($145 PSF);

•   In October, the Company received its portion of proceeds from the sale of its URBY tax credit totaling approximately $2.6 million.  This gain was recognized in the fourth quarter; and

•   In December, the Company sold 5 Wood Hollow Road, a 317,000-square-foot office building in Parsippany, NJ for $29.3 million.

BALANCE SHEET/CAPITAL MARKETS

As of December 31, 2019, the Company had a debt-to-undepreciated assets ratio of 48.0 percent compared to 47.6 percent at September 30, 2019 and 45.3 percent at December 31, 2018.  Net debt to adjusted EBITDA for the quarter ended December 31, 2019 was 9.7x compared to 9.3x for the quarter ended December 31, 2018.  The Company's interest coverage ratio was 3.0x for the quarter ended December 31, 2019, compared to 3.1x for the quarter ended December 31, 2018.

DIVIDEND

In December 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per common share (indicating an annual rate of $0.80 per common share) for the fourth quarter 2019, which was paid on January 10, 2020 to shareholders of record as of January 3, 2020.

GUIDANCE AND OUTLOOK

The Company is presenting initial Core FFO guidance of $1.24 - $1.36 per diluted share for full year 2020, as follows:

	Full Year
	2020 Range
Net income (loss) available to common shareholders	$(1.06)	-	$(0.94)
Add (deduct):
Real estate-related depreciation and amortization on continuing operations		2.30
Core FFO	$1.24	-	$1.36

2020 Guidance Assumptions	($ in millions)
	Low	High
Multifamily Revenue Growth	2.2%	3.2%
Multifamily Expense Growth	1.5%	2.5%
Multifamily Same Store NOI Growth	2.2%	3.3%
Office Occupancy (year-end % leased)	79%	81%
Office Same Store GAAP NOI Growth	1%	3%
Office Same Store Cash NOI Growth	3%	7%
Straight-Line Rent Adjustment & FAS 141 Mark-to-Market Rent Adjustment	$4	$12
Dispositions	$1,000	$1,200
Base Building Capex	$12	$20
Leasing Capex	$50	$70
G&A	$40	$44
Interest Expense	$75	$85

Guidance Rollforward	($ per share)
	Low	High
2019 Core FFO per share	$1.62	$1.62

2019 Operating Assets
Waterfront Same-Store	$0.03	$0.04
Residential Same-Store	0.02	0.04
Total	$0.05	$0.08

Transitioning Assets
Discontinued Operations Sales	$(0.30)	$(0.25)
2019/2020 Flex & Other Office Sales	(0.21)	(0.21)
2019 Residential Transaction Activity	(0.03)	(0.03)
2019/2020 Development Activity	0.02	0.02
Total	$(0.52)	$(0.47)

Corporate
Interest Expense	$0.15	$0.17
General & Administrative	0.02	0.04
Rockpoint Distributions	(0.03)	(0.03)
Other (1)	(0.05)	(0.05)
Total	$0.09	$0.13

2020 Core FFO per share	$1.24	$1.36

(1)	Includes Hotel operations, lease termination fees, real estate services, Plaza 1 removal from service, and other non-recurring adjustments.

This guidance reflects management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for February 27, 2020 at 8:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

https://edge.media-server.com/mmc/p/tpvr22fj

The live conference call is also accessible by calling (323) 794-2597 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://investors.mack-cali.com/corporate-profile beginning at 10:30 a.m. Eastern Time on February 27, 2020.

A replay of the call will also be accessible February 27, 2020 through March 5, 2020 by calling (719) 457-0820 and using the pass code, 8919100.

Copies of Mack-Cali’s 2019 Form 10-K and fourth quarter Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

2019 Form 10-K:

http://investors.mack-cali.com/sec-filings

Fourth Quarter 2019 Supplemental Operating and Financial Data:

http://investors.mack-cali.com/quarterly-supplementals

In addition, these items are available upon request from:

Mack-Cali Investor Relations Department - Deidre Crockett

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

(732) 590-1025

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Core FFO is presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO, the Company's measures of Core FFO may not be comparable to the Core FFO reported by other REITs. A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

One of the country's leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout the Northeast. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city's flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

We consider portions of this report, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” "target," “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Contacts:	Michael J. DeMarco	David Smetana	Deidre Crockett
	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation
	Chief Executive Officer	Chief Financial Officer	Chief Administrative Officer
	(732) 590-1589	(732) 590-1035	(732) 590-1025
	mdemarco@mack-cali.com	dsmetana@mack-cali.com	investorrelations@mack-cali.com

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
REVENUES
Revenue from leases	$71,195	$79,479	$296,142	$317,783
Real estate services	3,090	3,927	13,873	17,094
Parking income	5,760	5,477	21,857	21,907
Hotel income	4,139	-	9,841	-
Other income	2,489	1,394	9,222	8,930
Total revenues	86,673	90,277	350,935	365,714

EXPENSES
Real estate taxes	10,185	7,625	43,998	44,389
Utilities	3,276	5,517	17,881	23,799
Operating services	16,820	17,978	69,641	70,074
Real estate services expenses	3,768	4,223	15,918	17,919
Leasing personnel costs	444	-	2,261	-
General and administrative	16,516	12,813	57,535	53,865
Depreciation and amortization	35,906	30,266	132,016	112,244
Land and other impairments	27,356	24,566	32,444	24,566
Total expenses	114,271	102,988	371,694	346,856

OTHER (EXPENSE) INCOME
Interest expense	(22,751)	(22,265)	(90,569)	(77,346)
Interest and other investment income (loss)	886	768	2,412	3,219
Equity in earnings (loss) of unconsolidated joint ventures	(437)	(960)	(1,319)	(127)
Gain on change of control of interests	-	-	13,790	14,217
Realized gains (losses) and unrealized losses on disposition of rental property, net	112,228	49,342	345,926	99,436
Gain (loss) on disposition of developable land	(44)	30,939	522	30,939
Gain on sale of investment in unconsolidated joint venture	-	-	903	-
Gain (loss) from extinguishment of debt, net	(153)	(461)	1,648	(8,929)
Total other income (expense)	89,729	57,363	273,313	61,409
Income (loss) from continuing operations	62,131	44,652	252,554	80,267
Discontinued operations:
Income from discontinued operations	2,770	7,871	27,456	26,134
Realized gains (losses) and unrealized losses on disposition of rental property and impairments, net	(120,309)	-	(136,174)	-
Total discontinued operations, net	(117,539)	7,871	(108,718)	26,134
Net income (loss)	(55,408)	52,523	143,836	106,401
Noncontrolling interest in consolidated joint ventures	1,404	640	3,904	1,216
Noncontrolling interest in Operating Partnership of income from continuing operations	(5,494)	(4,153)	(23,685)	(6,866)
Noncontrolling interests in Operating Partnership in discontinued operations	11,317	(800)	10,421	(2,661)
Redeemable noncontrolling interests	(6,471)	(4,406)	(22,615)	(13,979)
Net income (loss) available to common shareholders	$(54,652)	$43,804	$111,861	$84,111

Basic earnings per common share:
Income from continuing operations	$0.53	$0.37	$2.03	0.54
Discontinued operations	(1.17)	0.08	(1.08)	0.26
Net income (loss) available to common shareholders	$(0.64)	$0.45	$0.95	$0.80

Diluted earnings per common share:
Income from continuing operations	$0.53	$0.37	$2.03	$0.54
Discontinued operations	(1.17)	0.08	(1.08)	0.26
Net income (loss) available to common shareholders	$(0.64)	$0.45	$0.95	$0.80

Basic weighted average shares outstanding	90,611	90,488	90,557	90,388

Diluted weighted average shares outstanding	100,264	100,845	100,689	100,724

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income (loss) available to common shareholders	$(54,652)	$43,804	$111,861	$84,111
Add (deduct): Noncontrolling interest in Operating Partnership	5,494	4,153	23,685	6,866
Noncontrolling interests in discontinued operations	(11,317)	800	(10,421)	2,661
Real estate-related depreciation and amortization on continuing operations (a)	39,155	33,655	143,352	128,333
Real estate-related depreciation and amortization on discontinued operations	21,776	15,923	72,194	62,061
Property impairments	-	-	11,696	-
Impairment of unconsolidated joint venture investment
(included in Equity in earnings)	3,661	-	3,661	-
Gain on change of control of interests	-	-	(13,790)	(14,217)
Gain on sale of investment in unconsolidated joint venture	-	-	(903)	-
Continuing operations: Realized (gains)/losses and unrealized losses on disposition of rental property, net	(112,228)	(49,342)	(345,926)	(99,436)
Discontinued operations: Realized (gains) losses and unrealized losses on disposition of rental property, net	120,309	-	120,722	-
Funds from operations (b)	$12,198	$48,993	$116,131	$170,379

Add/(Deduct):
(Gain)/loss from extinguishment of debt, net	153	461	(1,648)	10,750
Land and other impairments	27,356	24,566	36,200	24,566
(Gain) loss on disposition of developable land	44	(30,939)	(522)	(30,939)
Severance/separation costs on management restructuring	-	450	1,839	7,937
Strategic direction costs	4,629	-	4,629	-
Reporting systems conversion costs	998	-	998	-
Dead deal costs	-	893	271	893
Management contract termination costs	-	-	1,021	-
Proxy fight costs	-	-	4,171	-
New payroll tax consulting costs	-	903	1,313	903
Noncontrolling interest share on consolidated joint ventures impairment charges	(1,263)	-	(1,263)	-
Core FFO	$44,115	$45,327	$163,140	$184,489

Diluted weighted average shares/units outstanding (c)	100,264	100,845	100,689	100,724

Funds from operations per share/unit-diluted	$0.12	$0.49	$1.15	$1.69

Core funds from operations per share/unit diluted	$0.44	$0.45	$1.62	$1.83

Dividends declared per common share	$0.20	$0.20	$0.80	$0.80

Dividend payout ratio:
Core Funds from operations-diluted	45.45%	44.49%	49.38%	43.68%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$6,012	$2,639	$12,418	$7,236
Tenant improvements & leasing commissions (d)	$9,354	$11,429	$29,330	$38,303
Tenant improvements & leasing commissions on space vacant for more than a year	$888	$8,433	$14,724	$30,761
Straight-line rent adjustments (e)	$4,084	$4,204	$14,616	$8,598
Amortization of (above)/below market lease intangibles, net (f)	$1,116	$1,054	$4,268	$5,389
Amortization of stock compensation	$2,192	$2,064	$8,481	$7,401
Amortization of lease inducements	$(15)	$166	$460	$932
Non real estate depreciation and amortization	$431	$557	$2,092	$2,139
Amortization of deferred financing costs	$1,147	$1,486	$4,625	$5,029

(a)	Includes the Company's share from unconsolidated joint ventures of $3,677 and $3,810 for the three months ended December 31, 2019 and 2018, respectively, and $13,018 and $17,683 for the years ended December 31, 2019 and 2018, respectively. Excludes non-real estate-related depreciation and amortization of $431 and $557 for the three months ended December 31, 2019 and 2018, respectively, and $2,092 and $2,139 for the years ended December 31, 2019 and 2018, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See "Information About FFO" in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (9,530 and 10,176 shares for the three months ended December 31, 2019 and 2018, respectively, and 9,852 and 10,204 for the years ended December 31, 2019 and 2018, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).
(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)	Includes free rent of $5,329 and $4,428 for the three months ended December 31, 2019 and 2018, respectively, and $21,424 and $16,545 for the years ended December 31, 2019 and 2018, respectively. Also, includes the Company's share from unconsolidated joint ventures of $186 and $(165) for the three months ended December 31, 2019 and 2018, respectively, and $127 and $(955) for the years ended December 31, 2019 and 2018, respectively.
(f)	Includes the Company's share from unconsolidated joint ventures of $0 and $0 for the three months ended December 31, 2019 and 2018, respectively, and $0 and $107 for the years ended December 31, 2019 and 2018, respectively.

Statements of Funds from Operations (FFO) and Core FFO per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income (loss) available to common shareholders	$(0.64)	$0.45	$0.95	$0.80
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.39	0.33	1.42	1.27
Real estate-related depreciation and amortization on discontinued operations	0.22	0.16	0.72	0.62
Redemption value adjustment to redeemable noncontrolling interests	0.03	0.03	0.29	0.13
Property impairments	-	-	0.12	-
Impairment of unconsolidated joint venture investment (included in Equity in earnings)	0.04	-	0.04	-
Gain on change of control of interests	-	-	(0.14)	(0.14)
Gain on sale of investment in unconsolidated joint venture	-	-	(0.01)	-
Continuing operations: Realized (gains) losses and unrealized losses on disposition of rental property, net	(1.12)	(0.49)	(3.44)	(0.99)
Discontinued operations: Realized (gains) losses and unrealized losses on disposition of rental property, net	1.20	-	1.20	-
Noncontrolling interest/rounding adjustment	-	0.01	-	-
Funds from operations (b)	$0.12	$0.49	$1.15	$1.69

Add/(Deduct):
Dead deal costs	-	0.01	-	0.01
(Gain)/loss from extinguishment of debt, net	-	-	(0.02)	0.11
Land and other impairments	0.27	0.24	0.36	0.24
Gain on disposition of developable land	-	(0.31)	(0.01)	(0.31)
Severance/separation costs on management restructuring	-	-	0.02	0.08
Management contract termination costs	-	-	0.01	-
Strategic direction costs	0.05	-	0.05	-
Reporting systems conversion costs	0.01	-	0.01	-
Proxy fight costs	-	-	0.04	-
New payroll tax consulting costs	-	0.01	0.01	0.01
Noncontrolling interest share of consolidated joint venture impairment charges	(0.01)	-	(0.01)	-
Noncontrolling interest/rounding adjustment	-	0.01	0.01	-
Core FFO	$0.44	$0.45	$1.62	$1.83

Diluted weighted average shares/units outstanding (c)	100,264	100,845	100,689	100,724

(a)	Includes the Company’s share from unconsolidated joint ventures of $0.04 and $0.05 for the three months ended December 31, 2019 and 2018, respectively, and $0.17 and $0.19 for the years ended December 31, 2019 and 2018, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (9,530 and 10,176 shares for the three months ended December 31, 2019 and 2018, respectively, and 9,852 and 10,204 for the years ended December 31, 2019 and 2018, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts) (unaudited)

	December 31,
	2019	2018
Assets
Rental property
Land and leasehold interests	$653,231	$807,236
Buildings and improvements	3,361,435	4,109,797
Tenant improvements	163,299	335,266
Furniture, fixtures and equipment	78,716	53,718
	4,256,681	5,306,017
Less – accumulated depreciation and amortization	(558,617)	(1,097,868)
	3,698,064	4,208,149
Rental property held for sale, net	966,497	108,848
Net investment in rental property	4,664,561	4,316,997
Cash and cash equivalents	25,589	29,633
Restricted cash	15,577	19,921
Investments in unconsolidated joint ventures	209,091	232,750
Unbilled rents receivable, net	95,686	100,737
Deferred charges, goodwill and other assets, net	275,102	355,234
Accounts receivable	7,192	5,372

Total assets	$5,292,798	$5,060,644

Liabilities and Equity
Senior unsecured notes, net	$571,484	$570,314
Unsecured revolving credit facility and term loans	329,000	790,939
Mortgages, loans payable and other obligations, net	1,908,034	1,431,398
Dividends and distributions payable	22,265	21,877
Accounts payable, accrued expenses and other liabilities	209,510	168,115
Rents received in advance and security deposits	39,463	41,244
Accrued interest payable	10,185	9,117
Total liabilities	3,089,941	3,033,004
Commitments and contingencies

Redeemable noncontrolling interests	503,382	330,459

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized, 90,595,176 and 90,320,306 shares outstanding	906	903
Additional paid-in capital	2,535,440	2,561,503
Dividends in excess of net earnings	(1,042,629)	(1,084,518)
Accumulated other comprehensive income (loss)	(18)	8,770
Total Mack-Cali Realty Corporation stockholders’ equity	1,493,699	1,486,658

Noncontrolling interests in subsidiaries:
Operating Partnership	158,480	168,373
Consolidated joint ventures	47,296	42,150
Total noncontrolling interests in subsidiaries	205,776	210,523

Total equity	1,699,475	1,697,181

Total liabilities and equity	$5,292,798	$5,060,644